Exhibit j

            Consent of Independent Registered Public Accounting Firm



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 14, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of Phoenix Multi-Sector Fixed Income Fund, formerly known as Phoenix-Goodwin Multi-Sector Fixed Income Fund, and Phoenix Multi-Sector Short Term Bond Fund, formerly known as Phoenix-Goodwin Multi-Sector Short Term Bond Fund (constituting Phoenix Multi-Series Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


/S/PricewaterhouseCoopers LLP


Boston, Massachusetts
July 22, 2005